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                                                                EXHIBIT 23(f)





                      CONSENT OF INDEPENDENT ACCOUNTANTS


                          -------------------------



        We consent to the incorporation by reference in the registration statement of Conseco, Inc. on Form S-4 (File No. 333-17675), of our reports dated March 27, 1996 on our audits of the consolidated financial statements and financial statement schedules of Life Partners Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."





                                        /s/ COOPERS & LYBRAND L.L.P.
                                        -----------------------------
                                        COOPERS & LYBRAND L.L.P.




Denver, Colorado

December 17, 1996